SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

   Current Report Pursuant to Section 13 or 15(d) of the Securities and
                           Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): JUNE 28, 2000


                       AMERICAS POWER PARTNERS, INC.
          (Exact Name of Registrant as Specified in its Charter)


                                 COLORADO
              (State or Other Jurisdiction of Incorporation)


         000-24989                              05-0499526
   (Commission File No.)           (I.R.S. Employer Identification No.)


                 105 EAST FIRST STREET, HINSDALE, ILLINOIS
                 (Address of Principal Executive Offices)

                                   60521
                                (Zip Code)

                              (630) 325-9101
           (Registrant's Telephone Number, Including Area Code)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On June 28, 2000, the Registrant's Board of Directors engaged Blackman Kallick Bartelstein, LLP to act as the Registrant's independent certified public accountants for the year ending June 30, 2000.. Blackman Kallick Bartelstein, LLP replaces Dennis W. Bersch, C. P. A., who was dismissed on June 28, 2000.

During the period since the Registrant's inception (January 27, 1998) through June 30, 1999 and for the interim periods subsequent to June 30,1999, there have been no disagreements with Dennis W. Bersch, C. P. A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

Dennis W. Bersch, C. P. A. 's report on the Registrants' financial statements for the period from January 27, 1998 to June 30, 1999 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles, except as follows:

   The accountant's report of Dennis W. Bersch, C. P. A. on the financial statements of Americas Power Partners, Inc. as of June 30, 1999 and for the period from January 27, 1998 (date of inception) to June 30, 1999 was modified to refer to an uncertainty relative to the Registrant's ability to continue to operate as a going concern, as further discussed in Notes 1 and 4 of the notes to the financial statements in the Form 8-K/A filed with the Securities and Exchange Commission on October 26, 1999.

The Registrant has not consulted with Blackman Kallick Bartelstein, LLP during the aforementioned period since its inception or subsequent interim periods on either application of accounting principles or type of opinion Blackman Kallick Bartelstein, LLP might issue on the Registrant's financial statements.

The Registrant has requested that Dennis W. Bersch, C. P. A.. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Dennis W. Bersch C.
P. A. 's letter to the SEC, dated June 30, 2000, is filed as Exhibit 16 to the current Form 8-K.


ITEM 7. EXHIBITS.

(16) Letter from Dennis W. Bersch, C. P. A.
     re change in certifying accountant.

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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in Hinsdale, State of Illinois, on June 30, 2000.

                              AMERICAS POWER PARTNERS, INC.
                              By:

                              ___________________________
                              Mark A. Margason
                              CEO